Exhibit 10.20.3
                           CONSTRUCTION LOAN AGREEMENT


         This Agreement is dated as of June 28, 2001 by and between ROBERTS PROPERTIES RESIDENTIAL, L.P., a Georgia limited partnership ("Borrower"), having its address at 8010 Roswell Road, Suite 120, Atlanta, Georgia 30350, Attention:
Chief Financial Officer, and BANK OF NORTH GEORGIA, ("Bank") having an address at 8025 Westside Parkway, Alpharetta, Georgia 30004;

         In consideration of the Loan described below and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, Bank and Borrower agree as follows:

         1. Definitions and Reference Terms. In addition to any other terms defined herein, the following terms shall have the meanings set forth with respect thereto:

                  (a) Agent to Request Disbursements: Charles S. Roberts or Charles R. Elliott


                  (b) Architect: Lyman Davidson Dooley, Inc.

                  (c) Budget: The budget attached hereto as Exhibit A setting forth in detail all direct and indirect costs for the construction of the Improvements.

                  (d) Completion Date: February 28, 2002.


                  (e) Construction Commitment: The agreement between Borrower and Bank dated June 21, 2001, and attached hereto as Exhibit B, the terms of which are incorporated herein.

                  (f) Contractor: Roberts Properties Construction, Inc.


                  (g) Guarantor: Not applicable.


                  (h) Guaranty: Not applicable.

                  (i) Hazardous Materials: All materials defined as hazardous wastes or substances under any local, state or federal environmental laws, rules or regulations, and petroleum, petroleum products, oil and asbestos.

                  (j) Improvements: The buildings and other improvements constructed or to be constructed on the Land, generally including the following:
37,864 square foot office building fronting on Northridge Parkway, Atlanta, Fulton County, Georgia, with associated site work.

                  (k) Inspecting Agent: USA Inspection Services, LLC

                  (l) Land: The land located at Land Lots 25 and 26 in the 17th District, Fulton County, Georgia as more particularly described in the Mortgage and any additional property which may become subject to the Mortgage.

                  (m) Loan: The loan in the principal amount of up to $5,280,000.00 for the financing and construction of the Premises in accordance with this Agreement.

                  (n) Loan Documents: This Agreement and the Construction Commitment (and all items and documents required therein), the Note, the Mortgage, and all other instruments, documents and agreements required by Bank which evidence, secure or otherwise relate to the Loan including, without limitation, any guaranties, financing statements, assignments of lessor's interest in leases, rents and profits, and assignments of construction documents, together with any amendments, renewals, and extensions thereof, all of which are incorporated herein by reference and made a part hereof. References herein to the Loan Documents shall include all such documents, instruments and other agreements collectively, except that any such reference shall mean the appropriate individual document, instrument or agreement if the context shall so require.

                  (o) Mortgage: The first lien mortgage, deed of trust, or deed to secure debt and security agreement securing the Note and the performance of Borrower's obligations with respect to the Loan, and all amendments, renewals and extensions thereof.

                  (p) Note: The promissory note or notes and other instruments, documents or agreements evidencing Borrower's indebtedness for the Loan, and all amendments, renewals and extensions thereof.

                  (q) Obligors: The Borrower and all other makers, co-makers, endorsers, guarantors and others obligated, primarily or secondarily, for the payment of the indebtedness evidenced by the Note or performance of Borrower's obligations under the Loan Documents (including, without limitation, all general partners of Borrower if Borrower, is a partnership), collectively.

                  (r) Plans: The plans and specifications entitled "Roberts Properties, Inc. Corporate Headquarters, Fulton County" prepared by Lyman Davidson Dooley, Inc. last revised January 31, 2001 and all amendments thereto approved by Bank.

                  (s) Premises. The Land and the Improvements,

         2. Loan. Subject to the terms and conditions of this Agreement and the Loan Documents, Bank agrees to lend to Borrower (in periodic disbursements) up to the principal sum set forth in Section 1 (m) hereof. The Loan shall bear interest at the rate or rates set forth in the Note and shall be evidenced thereby and secured by the Mortgage and other Loan Documents.

         3. Representations and Warranties of Borrower. As an inducement to Bank to enter into this Agreement and to make the Loan, Borrower represents and warrants to Bank as follows:

                  (a) Borrower Organization. Borrower is duly organized and existing in good standing under the laws of the state of its organization and is duly qualified in the state where the Land is located to own, construct and operate the Improvements. Borrower has the authority and the legal right to carry on the business now being conducted by it and to engage in the transactions contemplated by the Loan Documents.

                  (b) Binding Documents. The Loan Documents are legal, valid and binding in accordance with their terms and have been duly authorized, executed and delivered.

                  (c) Legal and Environmental Compliance. The Plans for the Improvements and the anticipated use of the Premises and all easements and rights appurtenant thereto comply with all applicable restrictive covenants, zoning ordinances, building laws and codes, and other laws, regulations and governmental requirements, including but not limited to those regarding environmental matters and access and facilities for persons with disabilities. All permits and approvals necessary to continue work on the Premises, including-without limitation all building and site work permits, have been obtained by Borrower.

         During Borrower's ownership of the Premises and to the best of Borrower's knowledge prior thereto, the Premises have not been used in violation of any federal laws, rules or ordinances for environmental protection, regulations of the Environmental Protection Agency and any applicable local or state law, rule, regulation or rule of common law and any judicial interpretation thereof relating primarily to the environment or Hazardous Materials. Borrower will not use or permit any other party to use any Hazardous Materials on the Premises except such materials as are incidental to Borrower's normal course of business, maintenance and repairs and which are handled in compliance with all applicable environmental laws.

                  (d) Utilities Availability. All utility services necessary for the construction and full utilization of the Premises for their intended purposes are presently available at the boundaries of the Land through public or unencumbered private easements or rights of way and are available for connection to the Improvements at ordinary costs.

                  (e) Access to the Premises. Access necessary for the construction and full utilization of the Premises for their intended purposes is presently available to the Premises over private easement areas and/or streets or roads which have been dedicated to public use and accepted therefor by appropriate governmental authorities and any permits necessary for connecting the driveways on the Premises to such streets or roads will be obtained if necessary.

                  (f) Financial Statements. Each financial statement delivered to Bank in connection with the Loan is true and correct in all material respects, has been prepared in accordance with generally accepted accounting principles consistently applied, and fairly represents the financial condition of its subject, and no material, adverse change has occurred in the financial condition of its subject since the date thereof.

                  (g) Litigation. There is no litigation against Borrower wherein the claim against Borrower exceeds the sum of $50,000.00 pending or, to the knowledge of Borrower, threatened before any court or governmental authority, agency or arbitration authority, except as set forth in Exhibit C attached hereto.

                  (h) Leases. All leases delivered to Bank purporting to cover any of the Premises are in full force and effect and have not been modified or terminated.

                  (i) Reaffirmations. Each request for a Loan disbursement under this Agreement shall constitute an affirmation that the representations and warranties of this Section 3 are true and correct on the date of each request and on the date of its disbursement.

         4. Covenants of Borrower. Borrower covenants and agrees with Bank as follows:


                  (a) Progress of Work; Lien Free Completion. Borrower has commenced construction and will continually prosecute the work and substantially complete the building shell of the Premises on or before the Completion Date, all in substantial conformity with the approved Plans and the Budget and in compliance with all legal requirements and restrictions. Borrower will not permit cessation of work on the Premises for a period in excess of fifteen (15) business days (whether or not consecutive, but excluding federal holidays and days on which work cannot be performed because of inclement weather) without Bank's prior written consent. Borrower will, within fifteen (15) days after Borrower obtains knowledge thereof, correct any material defect in the Improvements, any material departure from Plans, legal requirements or good construction practices, and any encroachment by the Improvements on any property line, set-back line, easement or other restricted area. Borrower will keep the Premises free at all times from all liens for services, labor, materials or indebtedness (other than the Loan and the liens securing the Loan).

                  (b) Plans, Contracts and Budget Approval; Assignment of Contracts. Borrower will submit Borrower's contract with Contractor for construction and other services to the Premises, the Plans, the Budget, surveys of the Land, and all other items required by the Loan Documents to Bank for its approval, and Bank shall have no obligation to make any disbursement hereunder until it has approved those items, which consent shall not be unreasonably withheld. Borrower agrees that the approved construction contract will not be terminated and that it and the Plans and Budget will not be modified or otherwise changed, in whole or in part, without the prior written consent of Bank, which approval shall not be unreasonably withheld. (Provided, however, Borrower may make changes to the Plans without Bank's consent as long as the aggregate amount of such changes constitutes an increase in the cost of the improvements and does not exceed 4% of the principal amount of the Loan). Borrower further agrees to perform all of its obligations under the approved construction contracts in a timely manner, Borrower hereby assigns to Bank and grants Bank a security interest in all Borrower's rights and interests, but not the obligations, in and to the Plans and all construction and architectural contracts related to the Premises.

                  (c) Insurance. Borrower will obtain and maintain (or will cause to be obtained and maintained) such insurance as Bank may reasonably require, including, but not limited to, lender's title insurance, builder's risk insurance, permanent hazard insurance, public liability insurance, worker's compensation insurance and business interruption or rent loss insurance (consequential loss insurance). Insurance coverages shall be in such amounts and on such terms as may be reasonably required by Bank, shall name Bank as an insured or a mortgagee as required by Bank, shall be issued by companies acceptable to Bank, and shall be kept in full force and effect. Borrower will promptly deliver satisfactory evidence of such insurance and renewals thereof to Bank prior to the first disbursement hereunder, together with evidence of premium payments.

                  (d) Foundation Survey. Upon the completion of the construction of each foundation of the Improvements, Borrower will promptly provide to Bank a foundation survey showing the location of the foundation relative to the boundaries of the land, any set-back lines, easements and other restricted areas.

                  (e) Title Instruments. Borrower will submit all Proposed easements, permits, licenses and other instruments, which would or may materially affect title to the Premises to Bank for approval prior to the execution thereof by Borrower.

                  (f) Consent to Leases. [Intentionally deleted.]


                  (g) Use of Proceeds. Borrower will hold in trust and use the proceeds of the Loan solely for the purpose of paying for the costs of construction of the Improvements in accordance with the Plans and the Budget and as set forth in the requests for disbursements required by Term 5 hereof and for such other purposes associated therewith as Bank shall have specifically approved in writing.

                  (h) Sufficient Funding; Borrower's Equity Investment Obligation. If the undisbursed portion of the Loan and sums deposited by Borrower with Bank hereunder are at any time insufficient, in Bank's commercially reasonable judgment, to fully complete the Improvements in accordance with the Plans and to pay all other sums under the Loan Documents when due, Borrower will within seven (7) days after written notice thereof from Bank, deposit with Bank such sums of money in cash as Bank may require to remedy such condition and to pay any liens for services and materials alleged to be due and payable at that time. At Bank's option, no further disbursements of Loan proceeds shall be made until Borrower has fully complied with this requirement. All deposited sums shall stand as additional security for Borrower's obligations under this Agreement and may be disbursed, at Bank's option, before any further Loan disbursements.

                  (i) Environmental Inspections, Inspection of Improvements. Borrower agrees to permit Bank, its agents, contractors and employees to enter and inspect the Premises at any reasonable time upon three (3) days prior notice for the purposes of conducting an environmental investigation and audit (including taking physical samples) to insure that Borrower is complying with the provisions of Term 3 (c) hereof. Any such environmental investigation and audit shall be at Bank's cost unless just cause exists for Bank to believe such an investigation and audit is necessary. Borrower shall provide Bank, its agents, contractors, employees and representatives with access to and copies of any and all data and documents relating to or dealing with any Hazardous Materials used, generated, manufactured, stored or disposed on the Premises within five (5) days of the request therefore.

         Borrower will permit Bank and its representatives to enter upon the Premises at any reasonable time upon three (3) days prior notice and to inspect the Improvements and all materials used in the construction thereof. Bank shall have the right, in its reasonable judgment, to reject and require Borrower to replace any material or work which does not comply with the Plans or good construction practices. It is understood and agreed that Bank's rights under this Section 4 (i) are solely for Bank's loan administration purposes and do not impose any duty of care of Bank to Borrower or to any other person or entity. Bank shall have no liability, obligation or responsibility whatsoever with respect to the construction of the Improvements except to disburse the Loan proceeds pursuant to this Agreement. Bank shall not be obligated to cause to be performed any environmental audit or investigation or inspect the Premises or the construction of the Improvements. Bank shall not be liable for any defect in the Premises by reason of inspecting or not inspecting the same. Bank shall not be liable for the performance or default of Borrower, any architect, engineer, contractor, construction consultant or any other party, nor for any failure to construct, complete, protect or insure the Improvements, nor for the payment of any costs of labor, materials or services supplied for the construction of the Improvements, nor for the performance of any obligation of Borrower.

                  (j) Notice of Claims and Actions. Borrower shall immediately advise Bank in writing of any and all enforcement, cleanup, remedial, removal or other governmental or regulatory actions instituted, completed or threatened pursuant to any applicable federal, state, or local laws, ordinances or regulations relating to any Hazardous Materials affecting the Premises or the use of the Premises; and (ii) all claims made or threatened by any third party against Borrower relating to damages, contribution, cost recovery compensation, loss or injury resulting from any Hazardous Materials. Borrower shall immediately notify Bank of any remedial action taken by Borrower with respect to the Premises or the use of the Premises.

         Borrower will promptly notify Bank in writing of any litigation or other proceedings before any court or governmental or administrative authority which affects the Premises and of any litigation or proceedings against the Borrower or affecting Borrower's other assets which would, if successful, materially affect Borrower or such other assets or where the amount exceeds $50,000.

                  (k) Books and Records. Borrower will keep and maintain, in accordance with generally accepted accounting principles consistently applied, proper and accurate books, records and accounts reflecting all items of income and expense in connection with the construction, equipping and operation of the Premises.

         Borrower will make all of the books, records and accounts available to Bank and its representatives at the corporate offices of Borrower upon request and will permit them, at any reasonable time upon three (3) days prior notice, to examine and copy the same. Borrower shall also furnish to Bank such operating statements for the Premises and financial statements (including, without limitation, income statements, balance sheets and internal financial reports) of Borrower and any of the other Obligors as Bank may require from time to time.

                  (l) Management of Borrower. Borrower will promptly notify Bank in writing of any change in the roster of the executive officers of Borrower as constituted on the date of this Agreement, and Bank shall be fully authorized to deal with any present manager, member, officer, partner or director in his or her present capacity until written notice to the contrary is received by Bank.

                  (m) Notice of Default. Borrower will promptly notify Bank in writing of any event constituting a default hereunder, and any event which, with the giving of notice or lapse of time or both, would constitute a default hereunder, and shall specify the nature of the default or event.

                  (n) Rent Rolls. At Bank's request and if applicable, Borrower shall deliver to Bank a monthly certified rent roll list with respect to the Premises within fifteen (15) days of Bank's request.

                  (o) Additional Acts and Agreements. On demand of Bank, Borrower will do any acts or execute any additional documents required by Bank to secure the Loan, confirm the lien of the Mortgage or any other lien created by the Loan Documents, or further carry out the intent and purposes of this Agreement.

                  (p) Restriction on Secondary Financing and Sale of Premises. During the term of the Note, the Premises shall remain free and clear of all encumbrances, liens, mortgages, security interests and secondary financing, except those approved in writing by Bank. Borrower shall not, without the prior written consent of Bank, sell, transfer, or convey all or any part of its interest in the Premises or any portion thereof, except to Roberts Realty Investors, Inc. or a Permitted Transferee (as hereinafter defined). Any sale, transfer or conveyance to any person or entity, other than Roberts Realty Investors, Inc. or an entity whose shares of stock or limited partnership units are publicly traded, shall be conditioned upon Bank's receipt of an unlimited personal guaranty of Charles S. Roberts of such transferee's obligations to Bank pursuant to this Agreement and the Loan Documents. Borrower, or any successor or assignee of Borrower, shall not, without the prior written consent of Bank, sell, transfer or convey all or any ownership interest in Borrower, or any successor or assignee of Borrower. Such restriction shall not apply to the sale or transfer of any publicly traded shares of stock or limited partnership units of Borrower, or any successors or assignee of Borrower. Such restriction shall further not apply to any sale, transfer or conveyance of any ownership interest in a Permitted Transferee, provided such sale, transfer or conveyance does not result in Charles S. Roberts owning less than a fifty-one (51%) percent controlling interest in such entity. For purposes of this Agreement, a Permitted Transferee shall be defined as any entity of which Charles S. Roberts owns at least fifty-one (51%) percent of the ownership interests.

                  (q) Structural Report. [Intentionally deleted.]


         5.       Disbursements.


                  (a) Disbursement Conditions. Bank shall not be obligated at any time to disburse any proceeds of the Loan unless the following conditions have been satisfied:

                           (i) All Loan Documents required by Bank shall have
been delivered to the proper parties and all conditions and requirements set forth therein shall have been and shall continue to be satisfied, including, without limitation, all requirements contained in the Construction Commitment.

                           (ii) Borrower has delivered to Bank a final AIA
contract with Contractor for the construction of the Improvements including, without limitation, all site work.

                           (iii) No default or event which, with the giving of
notice or lapse of time or both, would constitute a default under this Agreement or any other Loan Document shall have occurred and be continuing.

                           (iv) The Premises shall not have been damaged unless,
in the judgment and opinion of Bank, sufficient insurance proceeds shall have been received and satisfactory arrangements shall have been made for the repair of the same.

                           (v) If required in Bank's title insurance policy or
if otherwise required by Bank, Bank shall have received an endorsement to such policy advancing the effective date of its coverage to the date of the disbursement, increasing the amount of coverage to include such disbursement, and indicating no liens, encumbrances, and other matters not previously approved by Bank. Bank shall have the option of requiring lien releases and/or waivers from persons furnishing labor, materials and services to the Premises in order to provide Bank with further assurance that no mechanic's or materialman's liens or other encumbrances (other than the lien of the Mortgage) affect the Premises.

                           (vi) Borrower shall have paid or invested in the
Premises all amounts required to meet Borrower's equity investment obligation which is set forth in Section 4 (h) hereof.

                           (vii) Prior to the final Loan disbursement, with
respect to construction work on the Premises, Borrower shall have satisfied all requirements of this Agreement and shall have delivered to Bank such certificates, documents and other evidence of substantial completion of the Improvements required by the Construction Commitment or as Bank may reasonably require, including, but not limited to, certificates of occupancy for the building shell of the Premises, three (3) copies of an as-built final survey, tenant estoppel letters, subordination and attornment agreements, permanent hazard insurance and evidence that all sums due for construction costs have been paid or will be paid out of the final disbursement including, but not limited to, receipt by Bank of a final Contractor's affidavit and such other information as is sufficient in the reasonable opinion of Bank's counsel to void any materialman's or mechanic's liens (inchoate or otherwise) which would affect title to the Premises.

                           (viii) Disbursements (prior to final disbursement)
allocable to a payment on account of construction work and materials shall not exceed an amount equal to 95% of the total value of work and materials in place and completed, less the sum of all payments previously made against construction work and materials. The total value of work and materials in place and completed shall be reasonably determined by Bank and shall be binding on Borrower. In no event shall disbursements for individual items exceed the amounts specified therefor in the approved Budget, except that any savings with respect to individual items may be used to offset overages with respect to other individual items in the approved Budget, provided such transfers or offsets are documented and disclosed to Bank prior to disbursement. Unless otherwise agreed by Bank, disbursements shall not be made for materials stored on site or off site.

                  (b) Disbursement Procedures and Requirements. Bank agrees to make periodic Loan disbursements up to the face amount of the Note pursuant to the following procedures and requirements:

                           (i) Borrower or Borrower's Agent to Request
Disbursements shall complete, sign and deliver to Bank a written request for disbursement in a form satisfactory to Bank. Bank may require that such requests be signed by the Contractor.

                           (ii) Each request for disbursement shall be supported
by such receipts, invoices and supporting documents as may be reasonably required by Bank.

                           (iii) Each request for disbursement shall be
submitted to Bank at least five (5) business days prior to the date of the requested disbursement. Unless Bank shall otherwise agree, disbursements shall not be made more frequently than monthly.

                           (iv) Each request for disbursement shall be inspected
and reported upon to the Bank by the Inspecting Agent prior to funding the draw request. Borrower will permit the Bank, Inspecting Agent and its representatives to enter upon the Premises and to inspect all materials used in the construction thereof. Bank shall have the reasonable right to reject or require

Borrower to replace any material or work which does not substantially comply with the Plans or good construction practices. Borrower shall reimburse the Bank on demand for the costs of any such inspection.

                           (v) If Bank shall so request, Borrower will
immediately deposit all proceeds of the Loan disbursed by Bank into a separate and exclusive account at Bank's office located at the address set forth above.

                           (vi) Loan disbursements may be made, at the option of
Bank, to one or more of the following: Borrower; Borrower's Agent to Request Disbursements; or, after an Event of Default, at the Bank's option, to the Contractor, or to any subcontractor, materialman, or other supplier providing labor, services or materials in connection with the Improvements. The execution of this Agreement by Borrower constitutes an irrevocable direction and authorization for Bank to so disburse the Loan proceeds. Bank may rely on requests for disbursements made by the Agent to Request Disbursements.

                  (c) Obligation for Further Disbursements. No disbursement made hereunder shall constitute a waiver of any condition precedent to the obligation of Bank to make any further disbursement or preclude Bank from thereafter declaring the failure of Borrower to satisfy such condition precedent to be a default. At Bank's sole option, any such condition precedent may be waived by Bank, in whole or in part, at any time. All conditions precedent to Bank's obligations to make disbursements are imposed solely for the benefit of Bank, and no other party may require any such condition precedent or be entitled to assume that Bank will refuse to make any disbursement in the absence of strict compliance with such condition precedent.

         6.       Defaults and Remedies.

                  (a) Defaults. Borrower shall be in default under this Agreement and under each of the other Loan Documents if, after notice and the failure of Borrower to cure within ten (10) days of such notice, Borrower shall fail to pay any amounts due and owing under the Note, as and when due, or should Borrower fail to timely and properly observe, keep or perform any term, covenant, agreement or condition in any of the Loan Documents or in any other loan agreement, promissory note, security agreement, deed of trust, mortgage, assignment or other contract securing or evidencing payment of any indebtedness of Borrower to Bank or any affiliate or subsidiary of Bank of North Georgia and such failure is not cured within any applicable cure period therefor. For non-payment matters hereunder, Borrower shall have thirty (30) days following receipt of notice thereof from Bank before same shall be deemed defaults hereunder. In the event Borrower's cure of any non-payment matter cannot be completed or achieved within thirty (30) days of receipt of Bank's notice thereof, Borrower shall have an additional sixty (60) days to cure same, provided Borrower, in Bank's reasonable opinion, is diligently pursuing said cure. Any default under the other Loan Documents which is not cured within any applicable cure period therefor shall constitute a default hereunder.

                  (b) Remedies. In the event of any default hereunder, Bank may, at its option, exercise any or all of the rights, options, privileges, and remedies provided by this Agreement or by the other Loan Documents (including, without limitation, the right to accelerate the indebtedness evidenced by the Note and to commence foreclosure proceedings or a sale under power of sale) or otherwise available to Bank at law, in equity or under any other contract. In addition, Bank may, at its option and at the risk, cost and expense of Borrower: (i) enter upon and take possession of the Premises and the materials and equipment being used in the construction of the Improvements; (ii) take such action as Bank shall deem appropriate to protect the Premises; and
(iii) take such action as Bank shall deem appropriate to continue construction of the Improvements with such changes therein as Bank may elect to make.

                  If Bank shall elect to continue construction, Bank may: (i) assume or reject any construction or other contracts made by Borrower in connection with the construction or operation of the Improvements; (ii) engage or employ contractors, subcontractors, architects, engineers and others for the construction of the Improvements; (iii) pay, settle or compromise existing or future bills or claims relating to the construction of the Improvements or the Premises or affecting title thereto; (iv) and take or refrain from taking such other action (including, without limitation, discontinuing construction), in its name or in the name of Borrower, as Bank may determine.

                  All reasonable costs and expenses incurred by Bank in taking and protecting the Premises and in constructing the Improvements shall be paid by Borrower to Bank upon demand, with interest at the rate provided in the Note from the date of disbursement to the date of payment to Bank, and the payment of such sums shall be secured by the Mortgage and the other Loan Documents, Bank shall have no obligation to take any of the foregoing actions, and if Bank should do so, it shall have no liability to Borrower or any other Obligor for the sufficiency of any such actions or otherwise, except with respect to Bank's gross negligence or intentional misconduct.

                  (c) Set Off. Bank shall also have a continuing security interest in, lien on and right of set-off against all property and deposit accounts belonging to Borrower or any other Obligor which are at or under the control of Bank.

                  (d) Cumulative Rights and Remedies. All rights, options, privileges and remedies provided by this Agreement and the other Loan Documents and otherwise available to Bank at law, in equity or under any other contract shall be cumulative, and no such right, option, privilege or remedy shall be deemed to be exclusive or alternative.

         7.       General Conditions.

                  (a) Bank Approvals. All surveys, appraisals, insurance policies, construction contracts and subcontracts, leases, plans and specifications, legal opinions, requests for disbursement, and other Loan Documents and items required for the Loan shall be reasonably satisfactory to Bank in all material respects.

                  (b) Costs and Expenses. Borrower will pay when due, and if paid by Bank reimburse Bank on demand for, all reasonable, out-of-pocket costs and expenses (including, without limitation, the cost and expense for insurance premiums, appraisals, surveys, recording documents, environmental assessments, Bank's construction consultant (if any), title insurance, taxes due on Loan Documents, and legal counsel for Bank) in connection with the preparation, administration, modification or enforcement of this Agreement and the other Loan Documents.

                  (c) No Third Party Beneficiaries. This Agreement is for the sole protection and benefit of Bank and Borrower, and no other person or entity shall have any right as a third party beneficiary hereunder or any right to bring an action hereon or claim the proceeds of the Loan hereunder.

                  (d) No Waiver. No failure on the part of Bank to exercise any right, option, privilege, or remedy available to Bank shall operate as a waiver thereof, nor shall any single or partial exercise or waiver of any such right, option, privilege, or remedy preclude any other or further exercise thereof to its fullest extent or the exercise of any other right, option, privilege, or remedy.

                  (e) Notices. Notices, requests, demands and other communications which any party is required or may desire to give to any other party under any provision of this Agreement must be in writing and delivered to the other party (and, in the case of Borrower, to Sanford H. Zatcoff, Esq., 100 Galleria Parkway, Suite 600, Atlanta, Georgia 30339-5911) at the address set forth in the first paragraph of this Agreement (or to such other address as any party may designate by written notice to the other party). Each such notice, request, demand or other communication shall be deemed given or made as follows: if sent by mail, upon the earlier of the date of receipt or five (5) days after deposit in the U.S. Mail, first class postage prepaid; if sent by any other means, upon delivery.

                  (f) Transfer of Rights. Except as set forth in and allowed under Section 4(p) with respect to the sale of the Premises, Borrower shall not assign or otherwise transfer this Agreement or the Loan Documents, in whole or in part, without the prior written consent of Bank. Bank may create and sell participation interests in the Loan or otherwise assign or transfer this Agreement and the Loan Documents, in whole or in part, at any time and in the event of an assignment or transfer by Bank, the term "Bank" shall include any such assignee or transferee to the extent of the interest assigned or transferred. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective heirs, successors, personal representatives, and assigns.

                  (g) Indemnification. Borrower shall indemnify, defend and hold Bank and its successors and assigns harmless from and against any and all claims, demands, suits, losses, damages, assessments, fines, penalties, costs or other expenses (including reasonable attorneys' fees and court costs) arising from or in any way related to actual or threatened damage to the environment, agency costs of investigation, personal injury or death, or property damage, due to a release or alleged release of Hazardous Materials on or under the Premises, or arising from any other condition existing on or under the Premises or from any business operations conducted thereon resulting from the use or existence of Hazardous Materials, whether such claim proves to be true or false. Borrower further agrees that its indemnity obligations shall include, but are not limited to, liability for damages resulting from the personal injury or death of an employee of the Borrower, regardless of whether the Borrower has paid the employee under the worker's compensation laws of any state or other similar federal or state legislation for the protection of employees. The term "property damage" as used in this paragraph includes, but is not limited to, damage to any real or personal property of Borrower, Bank, and of any third parties. Borrower's obligations under this paragraph shall survive the repayment of the Loan and any deed in lieu of foreclosure or foreclosure of the Mortgage and/or any security agreement securing the Loan; provided, however, Borrower shall have no liability hereunder with respect to Hazardous Materials placed on or under the Premises following transfer of the Premises by Borrower or any deed in lieu of foreclosure or foreclosure of the Mortgage.

                  (h) Joint and Several Obligations. If more than one person or entity is named as Borrower herein, this Agreement shall be binding upon all such persons and entities, jointly and severally.

                  (i) Severability. The unenforceability or invalidity of any provision of this Agreement shall not affect the enforceability or validity of any other provision herein, and the invalidity or unenforceability of any provision of any Loan Document to any person or circumstance shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances.

                  (j) Advertising. Bank shall have the right to erect no more than two (2) signs on the Premises advertising its financing of the Improvements.

                  (k) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia and applicable United States federal law.

                  (l) Attorneys Fees. In the event it is necessary for Bank to enforce this Agreement, or any part thereof, by or through an attorney at law, Borrower agrees to pay all costs of collection including, but not limited to, attorneys fees incurred by Bank. Notwithstanding anything contained herein or in the Note to the contrary, if under any circumstances Borrower is required hereunder to pay any or all of Bank's attorney's fees and expenses, Borrower shall be responsible for actual legal fees and out of pocket expenses incurred by Bank at normal hourly rates for the work done. Borrower shall not be liable under any circumstances for any additional attorney's fees or expenses under O.C.G.A. ss. 13-1-11 or otherwise, and, to the extent Bank may be permitted to charge or receive additional attorney's fees or expenses under O.C.G.A. ss. 13-1-11, Bank hereby waives such right.

         8. Exhibits/Additional Provisions. This Agreement includes any exhibits and attachments referred to herein. The terms of such exhibits and attachments are made a part hereof, whether actually attached hereto or not. If any additional provision contained in any such exhibit or attachment is in conflict with another term or condition of this Agreement, the additional provision shall control.

         9. ARBITRATION. ANY CONTROVERSY OR CLAIM BETWEEN OR AMONG THE PARTIES HERETO INCLUDING BUT NOT LIMITED TO THOSE ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY RELATED AGREEMENTS OR INSTRUMENTS, INCLUDING ANY CLAIM BASED ON OR ARISING FROM AN ALLEGED TORT, SHALL BE DETERMINED BY BINDING ARBITRATION IN ACCORDANCE WITH THE FEDERAL ARBITRATION ACT (OR IF NOT APPLICABLE, THE APPLICABLE STATE LAW), AND THE RULES OF PRACTICE AND PROCEDURE FOR THE ARBITRATION OF COMMERCIAL DISPUTES OF JUDICIAL ARBITRATION AND MEDIATION SERVICES, INC. (J.A.M.S.), AND THE `SPECIAL RULES' SET FORTH BELOW. IN THE EVENT OF ANY INCONSISTENCY, THE SPECIAL RULES SHALL CONTROL. JUDGMENT UPON ANY ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. ANY PARTY TO THIS AGREEMENT MAY BRING AN ACTION, INCLUDING A SUMMARY OR EXPEDITED PROCEEDING, TO COMPEL ARBITRATION OF ANY CONTROVERSY OR CLAIM TO WHICH THIS AGREEMENT APPLIES IN ANY COURT HAVING JURISDICTION OVER SUCH ACTION.

                  (A)      SPECIAL RULES. THE ARBITRATION SHALL BE
                           CONDUCTED IN THE CITY OF THE BORROWER'S DOMICILE AT THE TIME OF THIS AGREEMENT'S EXECUTION AND ADMINISTERED BY J.A.M.S. WHICH WILL APPOINT AN ARBITRATOR; IF J.A.M.S. IS UNABLE OR LEGALLY PRECLUDED FROM ADMINISTERING THE ARBITRATION, THEN THE AMERICAN ARBITRATION ASSOCIATION WILL SERVE. ALL ARBITRATION HEARINGS WILL BE COMMENCED WITHIN 90 DAYS OF THE DEMAND FOR ARBITRATION; FURTHER, THE ARBITRATOR SHALL ONLY, UPON A SHOWING OF CAUSE, BE PERMITTED TO EXTEND THE COMMENCEMENT OF SUCH HEARING FOR UP TO AN ADDITIONAL 60 DAYS.

                  (B) RESERVATION OF RIGHTS. NOTHING IN THIS AGREEMENT SHALL BE DEEMED TO (I) LIMIT THE APPLICABILITY OF ANY OTHERWISE APPLICABLE STATUTES OF LIMITATION OR REPOSE AND ANY WAIVERS CONTAINED IN THIS AGREEMENT; OR (II) BE A WAIVER BY BANK OF THE PROTECTION AFFORDED TO IT BY 12 U.S.C. SEC. 91 OR ANY SUBSTANTIALLY EQUIVALENT STATE LAW; OR (III) LIMIT THE RIGHT OF THE BANK OR BORROWER HERETO (A) TO EXERCISE SELF HELP REMEDIES SUCH AS (BUT
                                       14

                           NOT LIMITED TO) SET OFF, OR (B) TO FORECLOSE AGAINST ANY REAL OR PERSONAL PROPERTY COLLATERAL, OR (C) TO OBTAIN FROM A COURT PROVISIONAL OR ANCILLARY REMEDIES SUCH AS (BUT NOT LIMITED TO) INJUNCTIVE RELIEF, WRIT OF POSSESSION OR THE APPOINTMENT OF A RECEIVER. BANK OR BORROWER MAY EXERCISE SUCH SELF HELP RIGHTS, FORECLOSE UPON SUCH PROPERTY, OR OBTAIN SUCH PROVISIONAL OR ANCILLARY REMEDIES BEFORE, DURING OR AFTER THE PENDENCY OF ANY ARBITRATION PROCEEDING BROUGHT PURSUANT TO THIS AGREEMENT. NEITHER THIS EXERCISE OF SELF HELP REMEDIES NOR THE INSTITUTION OR MAINTENANCE OF AN ACTION FOR FORECLOSURE OR PROVISIONAL OR ANCILLARY REMEDIES SHALL CONSTITUTE A WAIVER OF THE RIGHT OF ANY PARTY, INCLUDING THE CLAIMANT IN ANY SUCH ACTION, TO ARBITRATE THE MERITS OF THE CONTROVERSY OR CLAIM OCCASIONING RESORT TO SUCH REMEDIES.

         10. NO ORAL AGREEMENT. THIS WRITTEN LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.


         In Witness Whereof, the parties have duly executed this Agreement under seal as of the day and year first above written.
                                     "Borrower"

                                     ROBERTS PROPERTIES RESIDENTIAL, L.P.,
                                     a Georgia limited partnership

                                     By: Roberts Realty Investors, Inc.
                                      a Georgia corporation, as General Partner

                                             By: /s/ Charles R. Elliott
                                                 -------------------------------
                                                   Charles R. Elliott,
                                                   Chief Financial Officer and
                                                   Secretary/Treasurer

                                                       [CORPORATE SEAL]




                                     "Bank"

                                     BANK OF NORTH GEORGIA

                                     By: /s/ Allen Barker
                                        ----------------------------------------
                                           Allen Barker, Senior Vice President

                                                       [BANK SEAL]












                                       16